EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-200706) pertaining to the 2011 Stock Incentive Plan (as amended) of Astrotech Corporation,

(2)	Registration Statement (Form S-8 No. 333-151752) pertaining to the 2008 Stock Incentive Plan of Astrotech Corporation,

(3)	Registration Statement (Form S-8 No. 333-36779) pertaining to the 1997 Employee Stock Purchase Plan of Astrotech Corporation,

(4)	Registration Statement (Form S-8 No. 333-43159) pertaining to the SPACEHAB, Incorporated: 1994 Stock Inc. Plan of Astrotech Corporation, and

(5)	Registration Statement (Form S-8 No. 333-43181) pertaining to the SPACEHAB, Incorporated 1995 Directors’ Stock Option plan of Astrotech Corporation,

of our report dated September 29, 2014 (except for Note 4 as to which the date is September 22, 2015), with respect to the consolidated financial statements of Astrotech Corporation included in this Annual Report (Form 10-K) of Astrotech Corporation for the fiscal year ended June 30, 2014.

/s/ Ernst & Young LLP
Austin, Texas
September 22, 2015